UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2005 (December 9, 2005)

M & F Worldwide Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13780	02-0423416
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

35 East 62nd Street
New York, New York	10021
(Address of Principal Executive Offices)	(Zip Code)

(212) 572-8600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On December 9, 2005, Theo Folz, a member of the Board of Directors of M & F Worldwide Corp. ("MFW"), adopted a pre-arranged written stock trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. Mr. Folz adopted the plan, at the suggestion of his advisors, in order to diversify his assets for personal and estate planning purposes.

Under the plan, Mr. Folz may sell, subject to the requirements and limitations of Rule 144 of the Securities Act of 1933, as amended, and as provided in the plan, up to 525,000 shares of MFW common stock through the exercise of certain stock options held by Mr. Folz. Sales may occur beginning on January 1, 2006 in accordance with and subject to timing and minimum pricing formulas set forth in the plan. Transactions under the plan will be disclosed publicly by Mr. Folz through Form 144 and Form 4 filings with the Securities and Exchange Commission, as applicable.

Rule 10b5-1 permits individuals who are not in possession of material, non-public information to establish pre-arranged trading plans to buy or sell securities. Except as required by applicable law, MFW does not undertake to report Rule 10b5-1 plans that may be adopted by its officers or directors in the future, or to report any modifications to or termination of any publicly announced plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.

Date: December 9, 2005	By:	/s/ Barry F. Schwartz
	Name:	Barry F. Schwartz, Esq.
	Title:	Executive Vice President
and General Counsel

3